                                                                    Exhibit 3.25



                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        WILSONS LEATHER OF GEORGIA INC.

                            (a Georgia corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  SHARE CERTIFICATES.  Certificates evidencing fully-paid shares of
              ------------------
the Corporation shall set forth thereon the statements prescribed by the Georgia Business Corporation Code (the "Business Corporation Code") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by one or more of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by one or more officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile.

          2.  SHARE TRANSFERS.  Upon compliance with any provisions restricting
              ---------------
the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
              ----------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting, or to take any other action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held on the date fixed from
              ----
time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Code confers the right to call a special meeting upon the shareholders.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
              -----
place in or out of the State of Georgia as the directors shall from time to time fix.

          c.  CALL.  Annual meetings may be called by the directors or the
              ----
Chairman of the Board of Directors, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  The
              -------------------------------------------------
Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Code or the articles of incorporation require otherwise, notice of an annual meeting shall not be required to include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Code or the articles of incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Code, the articles of incorporation or the Bylaws before or after the time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. The term "notice" as used in this paragraph shall mean notice as prescribed by the Business Corporation Code.

          e.  VOTING LIST FOR MEETING.  After fixing a record date for a
              -----------------------
meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
              ------------------
presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  A shareholder or his or her agent or
              --------------------
attorney in fact may appoint a proxy to vote or otherwise act for the shareholder by executing a writing which authorizes another person or other persons to vote or otherwise act for the shareholder by signing an appointment form. Execution may be accomplished by any reasonable means. An appointment of a proxy is effective when received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable unless the appointment form or facsimile transmission states that it is irrevocable and the appointment is coupled with an interest.

          h.  SHARES HELD BY NOMINEES.  The Corporation may establish a
              -----------------------
procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.

          i.  QUORUM.  Unless the articles of incorporation or the Business
              ------
Corporation Code provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          j.  VOTING.  Directors are elected by a plurality of the votes cast by
              ------
the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a Bylaw adopted by the shareholders under the Business Corporation Code, or the Business Corporation Code requires a greater number of affirmative votes.

          5.  ACTION WITHOUT MEETING.  Action required or permitted by the
              ----------------------
provisions of the Business Corporation Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with the provisions of the Business Corporation Code.

          6.  ADJOURNMENT.  The holders of a majority of the voting shares
              -----------
represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.  FUNCTIONS GENERALLY - COMPENSATION.  All corporate powers shall be
              -------------------   ------------
exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors. The Board of Directors may fix the compensation of directors.

          2.  QUALIFICATIONS AND NUMBER.  Directors shall be natural persons who
              -------------------------
are eighteen years of age or older, but need not be shareholders or residents of the State of Georgia. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  TERMS AND VACANCIES.  The terms of the initial directors of the
              -------------------
Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor. Despite the expiration of a director's term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

          4.  MEETINGS.
              --------

          a.  CALL.  No call shall be required for regular meetings for which
              ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Code. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Code.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Regular meetings of the
              ---------------------------------------
Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Code or by these Bylaws before or after the date and time stated in the notice. A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          c.  QUORUM AND ACTION.  A quorum of the Board of Directors consists of
              -----------------
a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear
each other during the meeting.   A director participating in a meeting by this
means is deemed to be present in person at the meeting.

          d.  CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors shall
              -----------------------
be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, or any other director chosen by the Board of Directors.

          5.  REMOVAL OF DIRECTORS.  The shareholders may remove one or more
              --------------------
directors with or without cause pursuant to the provisions of the Business Corporation Code.

          6.  COMMITTEES.  The Board of Directors may create one or more
              ----------
committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The provisions of the Business Corporation Code, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well. To the extent specified by the Board of Directors or these Bylaws, each committee may exercise the authority of the Board of Directors under the Business Corporation Code except such authority as may not be delegated under the Business Corporation Code.

          7.  ACTION WITHOUT MEETING.  Action required or permitted by the
              ----------------------
Business Corporation Code to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the Corporation.

          A duly appointed officer may appoint one or more officers or assistant officers.

          Each officer of the Corporation shall have the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation, and provided further, that unless the Articles of Incorporation or a resolution of the Board of Directors provide otherwise, the President shall have the authority to conduct all ordinary business and may execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Business Corporation Code.

          The Board of Directors may remove any officer at any time with or without cause.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Code, the Corporation shall not be required to have a seal.

                                  ARTICLE VI
                                  ----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                              CONTROL OVER BYLAWS
                              -------------------

          The Corporation's Board of Directors may amend or repeal the Bylaws, except as otherwise required by the Business Corporation Code. Notwithstanding the foregoing, the Corporation's shareholders may amend or repeal the Bylaws or adopt new Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.